                                                          Exhibit No. EX-99.p.16

[GRAPHIC OMITTED]

                       AQR Capital Management, LLC ("AQR")

                             Code of Ethics document

                             Date of last revision:

                                  March 9, 2006

                                                                    Confidential

I.   CODE OF ETHICS

     A.   General Standards

          1.   Preamble

               AQR has adopted  the  following  Code of Ethics  (the  "Code") to achieve the highest  level of ethical  standards  and  compliance with  federal  securities  laws.  AQR's Code is  comprised of the
               General Standards, the Personal Securities Policy, and the Policy
               to Prevent  the  Misuse of  Non-Public  Information.  The Code is
               designed to reasonably prevent any director, trustee, officer, or employee of AQR;

               o    from  employing  a device,  scheme or  artifice to defraud a
                    Fund or any client;

               o    from making to a Fund or any client any untrue  statement of a  material  fact or omit to state to a Fund or any client a material  fact  necessary  in order  to make the  statements made, in light of the  circumstances in which they are made, not misleading;

               o    from  engaging  in any act,  practice  or course of business which  operates or would operate as a fraud or deceit upon a
                    Fund or any client;

               o    from engaging in a  manipulative  practice with respect to a
                    Fund or any client; in connection with purchase or sale of a
                    Security Held or to be Acquired by a Fund or any client.

               o    from violating federal and state securities laws.

               As a  fiduciary,  AQR owes its clients more than honesty and good faith  alone.  AQR has an  affirmative  duty  to act in the  best interests of its clients and to make full and fair  disclosure of all  material  facts,  particularly  where  AQR's  interests  may conflict with those of its clients.

               Pursuant to this duty,  AQR must at all times act in its clients'
               best  interests,  and AQR's  conduct  will be measured  against a higher  standard  of conduct  than that used for mere  commercial transactions.  Among the specific obligations that the Securities and Exchange  Commission  (the "SEC") has indicated  flow from an adviser's fiduciary duty are:

               o    A duty  to  have a  reasonable,  independent  basis  for its investment advice;

               o    A duty to obtain  best  execution  for  clients'  securities transactions  where the  adviser is in a position  to direct brokerage transactions;

               o    A duty to ensure that its  investment  advice is suitable to the client's objectives, needs and circumstances;

               o    A  duty  to  refrain  from  effecting  personal   securities
                    transactions inconsistent with client interests; and

               o    A duty to be loyal to clients.

               o    Each employee owes the same  fiduciary  responsibilities  to
                    AQR's clients as set forth above.

          2.   Antifraud Provision

               It   is unlawful for any AQR employee to directly or indirectly:

               o    employ any device, scheme, or artifice to defraud any client or prospective client

               o    to  engage  in  any  transaction,  practice,  or  course  of business  that operates as a fraud or deceit upon any client or prospective client;

               o    act as a principal  for its own  account,  knowingly to sell any security to or purchase any security  from a client,  or acting  as  broker  for a person  other  than  such  client, knowingly to effect any sale or purchase of any security for the account of any such client,  without  disclosing to such client in writing before the completion of such  transaction the capacity in which he is acting and obtaining  consent of the client to such transaction; or

               o    to engage in any act,  practice,  or course of business that is fraudulent, deceptive, or manipulative.

          3.   Conflicts of Interest

               Potential  conflicts  of interest  may exist  between AQR and its advisory clients.  This includes  instances in which AQR provides services to clients  related to securities  transactions as agent or in certain  cases as principal.  To the extent such  potential conflicts  exist,  AQR will  disclose  the nature of the activity giving rise to a conflict and obtain  approval from the CCO prior to engaging such activity.

               Sections 206(1) and 206(2) of the Advisers Act address  conflicts
               of   interest   that  may   arise  in  an   investment   advisory
               relationship,  even  though the  conflicts  may not  specifically involve prohibited  activities.  Potential  conflicts of interest and the higher  standard of disclosure to which they are subject, include but are not limited to:

               o    when  an  adviser   receives   compensation,   directly   or
                    indirectly,   from  a  source  other  than  the  client  for
                    recommending  a security,  the  adviser  must  disclose  the nature and extent of the compensation (e.g., when an adviser receives  products and services from a consultant,  directly or  through  an  affiliate  or  subsidiary  as a package  of
                    "bundled" services);

               o    when  an  adviser  or an  affiliate  of the  adviser  has an interest (e.g., selling commissions,  etc.) in an investment being recommended, the extent of the adviser's interest must be disclosed;

               o    when an  adviser or an  affiliate  will be buying or selling the same  securities  as a  client,  the  client  should  be informed  of this fact and also  whether the adviser (or the affiliate) is or may be taking a position  inconsistent with the client's position; and

               o    when an adviser or related  party  compensates a third party
                    for   referring  a  client,   the  material   terms  of  the
                    arrangement must be disclosed to, and  acknowledged,  by the client.

               Reporting Conflicts of Interest

               AQR  employees are required to report any conflict of interest or perceived conflict of interest mentioned above. In addition,  AQR employees must report personal  conflicts or perceived  conflicts that may exist between them and AQR or AQR's  clients.  Potential areas of personal conflicts include but are not limited to:

               o    Outside  business   activities  (see  Section  III  of  this
                    Compliance Manual)

               o    Giving and  accepting  gifts in relation  to AQR's  business
                    (see Section IV of this Compliance Manual)

               o    Political  contributions  in relation to AQR's business (see
                    Section V of this Compliance Manual)

               o    Personal securities transactions (see Item B of this Section
                    II of this Compliance Manual))

               o    A  family   member  that   controls  or  is  employed  by  a
                    broker/dealer,  bank,  investment advisor,  pension plan, or
                    AQR client.

               o    A loan to an AQR  client  (or their  employees)  or  service provider (or their employees).

          4.   Enforcement of Fiduciary Duty

               AQR has adopted the  procedures  set forth in this Code to ensure that AQR and its employees  fulfill its fiduciary  obligations to its clients.  Every employee is responsible for understanding and complying  with the rules and  procedures  set forth in this Code and the Compliance Manual.

          5.   Compliance Manual Adherence

               FAILURE TO COMPLY  WITH THE RULES AND  REQUIREMENTS  SET FORTH IN
               THE  COMPLIANCE  MANUAL,  CONSTITUTES  A BREACH OF AN  EMPLOYEE'S
               OBLIGATION TO CONDUCT  HIM/HERSELF IN ACCORDANCE WITH AQR'S CODE,
               AND  IN  CERTAIN   CASES  MAY  RESULT  IN  A  VIOLATION  OF  LAW.
               APPROPRIATE  REMEDIAL  ACTION BY AQR MAY INCLUDE  CENSURE,  FINE,
               RESTRICTION  ON  ACTIVITIES,  OR  SUSPENSION  OR  TERMINATION  OF
               EMPLOYMENT.

               EMPLOYEES ARE ALSO REQUIRED TO PROMPTLY  REPORT ALL VIOLATIONS OF
               THE COMPLIANCE MANUAL AND THE CODE TO THE CCO.

          6.   Sanctions

               Violations of these policies may result in penalties ranging from cancellation  of an  offending  trade  (with any  resulting  loss charged to you and any profits  forfeited to charity) to a letter
               of  censure,   suspension   from  employment  or  termination  of
               employment  with  AQR.  In  addition,  AQR  may,  in its sole and absolute  discretion,  suspend or revoke  your  personal  trading privileges.

               An incidental  failure to comply with the Code is not necessarily a  violation  of law or AQR's  principles  of  business  conduct.
               Isolated or inadvertent violations of the Code not resulting in a violation of the law will be referred to the  Managing  Principal and CCO. They will determine the disciplinary action commensurate with the violation, if warranted, that will be imposed.

               Violations involving Prohibited Transactions may require the sale of any open positions and  disgorgement  of any profits  realized from the prohibited transaction(s).  A pattern of violations that individually  do not  violate  the law but which  taken  together demonstrate  a lack  of  respect  for the  Code,  may  result  in disciplinary  action,  including  termination  of  employment.  A violation  of the Code  resulting  in a violation of the law will lead to  disciplinary  action  that may  include  termination  of
               employment   or  referral  of  the  matter  to  the   appropriate
               regulatory agency for civil or criminal investigation.

     B.   Personal Trading Policies

          1.   Holdings and Transactions Covered By the Personal Trading Policy

               (a)  Investment  Holdings and Transactions  Controlled By Covered
                    Persons

                    This policy will apply to all  transactions  and holdings of
                    Covered  Securities  that are Beneficial  Owned by a Covered
                    Person.

                    Notwithstanding the above, proprietary accounts and accounts that  are  managed  with  complete  and  sole  discretionary authority by an independent  third-party (including accounts at AQR that are  managed by someone  other than the  Covered
                    Person) are exempt from the Code's Pre-Clearance requirement
                    (Except for Item 6(a) below) and the Prohibited  Transaction rules (Except for Items 5(e), 5(f) and 5(g) below); (a) if a copy of the account management  agreement or other governing document  is  given  to the  CCO  and  (b)  unless  the  CCO disapproves the account management agreement.

                    While  beneficially  owned  accounts  over which the Covered
                    Person  does not have or share  control  are exempt from the pre-clearance and prohibited  transactions  rules under this policy,  holdings and  transactions  in these  accounts must still  be  reported.  However,  at any  time if the  Covered
                    Person  exercises  influence over an investment  decision in such  account,  the  account  will  become  subject  to  the pre-clearance and prohibited transaction rules.

                    Questions regarding  beneficial ownership should be directed
                    to  the  CCO.   However,   there  may  be  instances   where
                    determination  of beneficial  ownership  requires a detailed
                    analysis  of  personal  financial   circumstances  that  are
                    subject  to  change,  the CCO  ordinarily  will  not  advise employees on this definition.

               (b)  Investment Control by Members of Household

                    The policy will cover holdings and  transactions  in Covered
                    Securities  Beneficially  Owned  by  Members  of  Household.
                    However,  at  the  discretion  of  the  CCO  the  Member  of
                    Household  and the Covered  Person may sign an  Agreement of
                    Non-Disclosure   that  will  waive  the   pre-clearance  and
                    prohibited transactions portion of the policy.

                    Agreements  of  Non-Disclosure  cannot  be used  for;  joint accounts; accounts in which a minor is the beneficial owner;
                    and  where  investment  control  is  shared  with a  Covered
                    Person.

          2.   Reporting Requirements

               (a)  Initial Disclosure of Holdings and Brokerage Accounts

                    Every Covered  Person must disclose all of his/her  personal accounts and securities holdings within ten (10) days of the time he or she is hired.  This includes Private  Investments and all Covered Securities not held at a broker/dealer.

                    Covered Persons are generally permitted to maintain personal accounts with the Approved Brokers of his/her choice.

                    AQR's Approved Brokers are:

                        o    Ameritrade, Inc.
                        o    Merrill Lynch
                        o    E*Trade
                        o    Charles Schwab
                        o    Fidelity Investments
                        o    TD Waterhouse

                    In addition, each new employee is required to sign a Code of
                    Ethics   Certification   (Appendix  1  or   intranet   based
                    equivalent) indicating that he/she has read, understands and will  adhere to this  policy and submit it with the  Initial
                    Personal Securities Holdings Report (Appendix 2).

               (b)  Opening a New Account

                    Prior to the  commencement  of trading,  all employees  must promptly  report the opening of any new  Covered  Account to the Compliance department. Covered Persons must use Approved
                    Brokers.

                    However,  brokerage  accounts  that  were in place  prior to
                    March 9, 2006, and accounts  controlled by a former employer that  restrict  purchases  will be exempt from the  Approved
                    Broker policy

               (c)  Duplicate Trade Confirmations and Statements

                    Every  Covered  Person  and  Members  of  Household  of such
                    Covered  Person  must  arrange for  duplicate  copies of all trade  confirmations  and  monthly  statements  for  his/her
                    Covered  Accounts to be sent to the  Compliance  Department.
                    The  monthly  brokerage  statements  must be received by the
                    Compliance Department within 10 days of the end of the month and must disclose the following  information with respect to each transaction:

                    o    The  title,   quantity  and  principle  amount  of  the
                         security involved;

                    o    The  date  and  nature  of  the   transactions   (i.e.,
                         purchase, sale or other acquisition or disposition);

                    o    The price at which the transaction was effected; and

                    o    The name of the broker,  dealer or bank with or through
                         whom the transaction was effected.

               (d)  Quarterly Transaction Reports

                    For  each   securities   transaction   (e.g.,   transactions
                    involving  Limited  Offerings  such as  private  placements, hedge funds and limited  partnerships)  that does not appear on a trade confirmation or brokerage statement,  the Covered
                    Person  must  provide  the  Compliance  Department  the same information enumerated above within ten (10) days of the end
                    of  the  calendar   quarter  during  which  the  transaction
                    occurred (See Appendix 3:  Quarterly  Transaction  Report or intranet based equivalent).

               (e)  Reporting Exemptions

                    Covered Persons need not report:

                    1.   Securities  transactions and holdings  involving direct
                         obligations of the United States Government;

                    2.   Transactions  and holdings in money  market  securities
                         (including bankers'  acceptances,  bank certificates of
                         deposit,  commercial paper and high quality  short-term
                         debt instruments, including repurchase agreements);

                    3.   Shares issued by unaffiliated  SEC registered  open-end
                         investment  companies  (mutual funds,  including  money
                         market funds and variable insurance products);

                    4.   Securities  transactions  over which neither AQR or any
                         related  employee has any direct or indirect  influence
                         or control (i.e., beneficiary of a trust);

                    5.   Transactions   effected   pursuant   to  an   automatic
                         investment plan (i.e. the reinvesting of cash dividends
                         pursuant to an automatic dividend  reinvestment program
                         ("DRIP"));

                    Covered  Persons  should  consult  the CCO if there  are any questions  about whether one of the exemptions  listed above applies to a given Covered Security transaction.

               (f)  Annual Certification

                    On an annual basis each Covered Person is required to report and certify to the  holdings in all Covered  Securities  and certify  to  all  transactions  in  Covered  Securities.  We accomplished this by utilizing an online solution.  However,
                    AQR does have the Annual Personal  Holdings Report if needed
                    (Appendix 4 or intranet based equivalent).

          3.   Restricted Securities

               Certain  transactions  in which  AQR  engages  may  require - for either business or legal reasons - that accounts of any client or personal  accounts  of  employees  do not  trade  in the  subject securities  for  specified  time  periods.  A  security  will  be designated  as  "restricted"  if AQR is involved in a transaction that places limits on the aggregate position held by the accounts in that security.  No employee may engage in any trading activity with respect to a security  while it is  designated as restricted without  the  consent of the CCO.  The CCO will  determine  which securities are restricted.

               Restrictions  with  regard  to  designated  securities  are  also considered to extend to options,  rights or warrants  relating to those  securities  and  any  securities  convertible  into  those securities.

          4.   Prohibition of Front-Running

               Employees  are not  permitted to purchase or sell any security of an issuer if he/she  knows that a portfolio  managed by AQR has a pending  buy or sell order in same  issuer.  A security is "being considered  for  purchase  or  sale"  when  a  recommendation  to purchase or sell a security has been made and  communicated  and, with respect to the person making the  recommendation,  when such person  seriously  considers making such a  recommendation.  This
               "front-running" prevention policy is designed to prevent personal
               gain  based  upon  the   investment   activities  or  recommended
               investment activities of any client account.

          5.   Prohibited Transactions

               No   Covered Person shall:

               a)   engage in any act,  practice  or course  of  conduct,  which would violate the provisions of this Code.

               b)   purchase  or  sell  Securities,  while  possessing  material
                    nonpublic   information   regarding   any   issuer   of  the
                    Securities,  until the  information  becomes public or is no longer  considered  material.  Please  refer  to  Policy  to
                    Prevent the Misuse of Non-Public Information.

               c)   execute a transaction in a covered account if an order for a portfolio managed by AQR or AQR's proprietary  account has a pending  order for the same issuer and is greater than 1% of an issuer's three-month average daily dollar volume.

               d)   engage  in  short  sales.  If  a  Covered  Person  commences employment  or has an  outstanding  position in a short sale prior to the  imposition  of this policy,  such position may wind down within a  reasonable  time not to exceed 120 days.
                    The CCO must be notified prior to the wind down.

               e)   purchase  and  sell,  or  sell  and  purchase,  the  same or equivalent  (i.e.  another  derivation  of the same issuer's equity)  stock  within  30  calendar  days.  The  Compliance
                    Department  may  grant   exceptions  to  this   restriction.
                    However,  the CCO  must  approve  all  such  exceptions,  in
                    advance.   This   policy  does  not  include  the  stock  in
                    unaffiliated  closed-end  funds, unit trusts (this exclusion does not apply to issuer  specific UITs or funds),  exchange traded index funds or those securities that have a Reporting
                    Exemption (Item B-2(e) above).

               f)   engage in  equity  options  or  security  futures.  Security futures  shall  mean  futures on  individual  stocks or on a
                    Narrow-Based Security Index.

               g)   acquire any  Securities in an initial  public  offering,  or secondary offering.

               h)   trade in a security listed on AQR's Restricted List, without the consent of the CCO.

          6.   Pre-Clearance of Transactions

               a)   Each employee is required to obtain  permission from the CCO prior  to  effecting  any  transaction  in  Securities  of a
                    Limited  Offering  (i.e.  Private  Placement,  hedge  funds, investment clubs,  etc).

                    See  Appendix  5  Limited  Offering  and  Private  Placement
                    Approval Form.

                    When  considering  requests  for  participation  in  Limited
                    Offerings, the CCO will take into account the specific facts and  circumstances  of  the  request  prior  to  reaching  a decision. These factors include, among other things, whether the  opportunity is being offered to an individual by virtue of his or her position with AQR, or his or her  relationship to an AQR  client.  The CCO will also  consider  whether the client  account is authorized to invest in Securities of the issuer. At his/her  discretion,  the CCO may request any and all information  and/or  documentation  necessary to satisfy
                    him/herself  that  no  actual  or  potential  conflict,   or
                    appearance  of  a  conflict,  exists  between  the  proposed
                    Limited Offering and the interest of any AQR client account.

               b)   Prior  to  arranging  a  personal   loan  with  a  financial
                    institution that will be  collateralized  by securities,  an employee must obtain the approval of the CCO. If the loan is approved, the employee must supply the CCO with a memorandum
                    containing   the   name   of  the   financial   institution,
                    identifying the security used as collateral,  and describing the purpose of the loan.

               c)   Each  employee  is required  to obtain  permission  from the
                    Compliance  Department prior to effecting any transaction in stock and Affiliated Mutual Funds. This does not include the stock in unaffiliated  closed-end  funds,  unit trusts,  and exchange traded index funds.

                    Transactions  must  not be  executed  until  the  Compliance
                    Department  has given  approval  in  writing.  Pre-Clearance requests  must be submitted by 10:30 AM on any given trading day.  All  requests  following  the 10:30 AM cutoff  will be denied.  In  addition,  pre-clearance  approval is effective only on the date of approval.

                    Pre-Clearance  for  item  (c) can be  processed  through  an intranet based system.  The date of approval is indicated on the approval e-mail sent by the Compliance Department.

                    In determining  whether  pre-clearance  for any  transaction should be  granted,  the CCO or  designee  will  review  the transaction  for compliance with these rules and procedures, as well as for any  other  indications  of any  conflict  of interest or violation of law or policy.  The CCO or designee may at any time disapprove any personal  securities  request if they perceive a conflict of interest may arise.

                    If clearance is granted, there may be a possibility that the trade will be subsequently deemed  impermissible.  Facts and circumstances that may occur, post clearance, may compel the
                    CCO to require a reversal of the trade and  disgorgement  of any resulting  gains to a charity  designated by the Covered
                    Person.

                    This  may  occur  because  of a  post  clearance  client  or proprietary order or an intra-day restricted list posting.

                    If the CCO determines that a particular  Covered Person does not have  access  to or has only  limited  access  to client transactions, this rule may not apply fully.

          7.   Quick Reference

  --------------------- --------------------- -------------------- -----------------
                           Confirmation &
  Type of Transaction      Statements or                            Annual Holdings
                        Quarterly Reporting     Pre-clearance*          Report
  --------------------- --------------------- -------------------- ------------------
   Limited Offerings            Yes                   Yes                 Yes
  --------------------- --------------------- -------------------- -----------------
   Stock and                    Yes                   Yes                 Yes
   Affiliated Mutual
   Funds
  --------------------- --------------------- -------------------- -----------------
   Unaffiliated                 Yes                   No                  Yes
   Closed-end funds
  --------------------- --------------------- -------------------- ------------------
   Corporate and
   Municipal Bonds,
   maturity in excess           Yes                   No                  Yes
   of 90 days
  --------------------- --------------------- -------------------- -----------------
   Exchange Traded              Yes                   No                  Yes
   Funds
  --------------------- --------------------- -------------------- -----------------
   Index Futures                Yes                   No                  No
  --------------------- --------------------- -------------------- -----------------
   Commodity Futures            Yes                   No                  No
  --------------------- --------------------- -------------------- ------------------
   Money Market
   securities:
   including bankers'
   acceptances, bank
   certificates of
   deposit,                      No                   No                  No
   commercial paper
   and high quality
   short-term debt
   instruments
  --------------------- --------------------- -------------------- -----------------
   Unaffiliated
   Open-end Mutual               No                   No                  No
   Funds
  --------------------- --------------------- -------------------- -----------------
   US Government Bonds           No                   No                  No
  --------------------- --------------------- -------------------- -----------------
                                Equity Options - Prohibited
  ----------------------------------------------------------------------------------
                                     IPOs - Prohibited
  ----------------------------------------------------------------------------------
                               Security Futures - Prohibited
             Futures on individual stocks or on a Narrow-Based Security Index
  ----------------------------------------------------------------------------------
                                 Short-Sales - Prohibited
  ----------------------------------------------------------------------------------
                    Short Term Stock Trading Within 30 Days -Prohibited
  ----------------------------------------------------------------------------------

*    If clearance is granted,  there may be a possibility that the trade will be subsequently deemed  impermissible.  Facts and circumstances that may occur post  clearance  may compel the CCO to  require  reversal  of the trade and disgorgement of any resulting gains to a charity  designated by the Covered
     Person.  This may occur because of a post  clearance  client or proprietary order or an intra-day restricted list posting

     Transactions must not be executed until the Compliance Department has given approval in writing.  Pre-Clearance  requests must be submitted by 10:30 AM on any given  trading day. All requests  following the 10:30 AM cutoff will be denied.  In addition,  pre-clearance  approval is effective  only on the date of approval.

     C.   Policy to Prevent the Misuse of Non-Public Information

          1.   Insider Information

               Investment advisers often may have access to material information that  has not  been  publicly  disseminated.  Federal  and  state securities  laws  prohibit any purchase or sale of  securities on the basis of material non-public information which was improperly
               obtained,   or  where  it  was   obtained   under   circumstances
               contemplating that it would not be used for personal gain, and in certain  other  circumstances.  In addition,  "tipping" of others about such  information  is  prohibited.  The persons  covered by these  restrictions  are not only  "insiders" of publicly  traded
               companies,   but  also  any  other  person  who,   under  certain
               circumstances,  learns of material non-public information about a company,  such as  attorneys,  accountants,  consultants  or bank lending officers.

               Violation of these restrictions has severe  consequences for both
               AQR  and  its  employees.   Trading  on  inside   information  or
               communicating  inside  information  to  others is  punishable  by imprisonment  of up to ten  years  and a  criminal  fine of up to
               $1,000,000. In addition,  employers may be subjected to liability for insider trading or tipping by employees.  Broker-dealers  and investment  advisors  may be  held  liable  for  failing  to take measures to deter  securities laws violations  where such failure is found to have  substantially  contributed  to or  permitted  a violation.

               Section 204A under the  Advisers Act requires all SEC  registered investment  advisers to establish,  maintain and enforce  written policies  and  procedures  to  prevent  the  misuse of  material, nonpublic information.

               a)   No employee  shall engage in any  transaction  involving the purchase or sale of securities  during any period commencing with the date on which any material information concerning a company  with  whom the firm does  business  is known to the employee,  but has not been  disclosed  to the  public,  and ending on the close of business on the second day  following the day of the public disclosure of such information.

               b)   Employees having access to internal financial  statements of entities doing business with the firm should scrutinize with particular care any  transactions  involving the purchase or sale of securities  of such entities  during the latter part of any fiscal  quarter and ending with the close of business on the second day following the day of the public disclosure of the quarterly or annual financial results.

               c)   During  the  period  specified  in the above  paragraph,  an employee  may  have to  forego  a  proposed  transaction  in
                    securities   even   though   he/she   planned  to  make  the
                    transaction   before  he/she  learned  of  the   undisclosed
                    material  information,  and even though he/she may suffer an economic loss or forego anticipated profit by waiting.

               d)   No employee shall disclose material  non-public  information to any person,  including, but not limited to, the immediate families of employees.

               e)   In every case where you, as an employee of the firm, know of non-publicly  available  information  that you  think  could possibly affect an investor's  investment decision regarding securities  or affect the market price of  securities  if it were  publicly  available,  you  must  consult  with the CCO before buying or selling any securities.

          2.   Forms of Material Information

               Information is considered  "material" if it is information that a reasonable  investor would consider important in deciding whether to purchase or sell a security.  The  information  may or may not change an actual investment decision.  It is material information if it is  something  that would have actual  significance  in the deliberations of the reasonable investor.

               Material information may include information about:

               o    A company's earnings estimates;
               o    The gain or loss of a significant customer or client;
               o    Dividend changes or the declaration of a stock split;
               o    The borrowing of significant funds;
               o    A new offering of securities;
               o    A major labor dispute;
               o    A new joint venture;
               o    An agreement or proposal for an acquisition or merger;
               o    A  significant  sale  of  assets  or  the  disposition  of a subsidiary;
               o    Major litigation;
               o    Liquidity problems;
               o    Management changes;
               o    Any other significant company developments.

               Information  about  investment  decisions  by  AQR  may  also  be material inside  information.  Trading ahead of transactions  for
               AQR's clients may  constitute  insider  trading as well as "front running". (See Section B 4 of the Code of Ethics)

          3.   Non-Public Information

               Information  is  considered  non-public  until it has been  fully disclosed and disseminated to the public.  Information in a major publication,  on a major  wire  service  or  contained  in an SEC filing would be  considered  public.  Under current SEC guidance, however,  information  contained  on a  company  web  site is not necessarily public at the moment it appears.

               According  to  the  SEC,   depending   upon  the  nature  of  the
               publication,  it may be necessary to allow two or three  business days for information to be considered  fully  disseminated to the public

          4.   Reporting Obligations

               Immediately   after  an  employee   becomes   aware  of  material
               non-public  information,  he/she must inform the CCO in order for
               that   security   or   company   to  be  added  to  AQR's   Watch
               list/Restricted List.

               A Watch  List is a set of  procedures  by which the CCO  monitors trading in specific  securities  for the purpose of detecting any improper  activity.  The purpose of a Watch List is to allow this monitoring without alerting the entire firm and without having to impose a general trading restriction.

               A  Restricted  List  is a set of  procedures  by  which  the  CCO actually  restricts  trading  in certain  securities  in order to prevent  improper  activity.  The CCO  administers the Restricted
               List procedures and  investigates  any indications of violations.
               Unless otherwise expressly indicated, the restrictions imposed by the Restricted List procedures apply both to employees'  personal trading  and to  trading  on behalf of  client  portfolios.  (See
               Section B 3 of the Code of Ethics)

          5.   Full Disclosure

               SEC Regulation FD ("Full Disclosure")  requires that when issuers of  public  securities  release  material  information  that  was previously  non-public  they must be careful to assure  that they are making full disclosure - making the information accessible to all potential investors.

               In  cases   where  there  has  been  some   inadvertent   limited
               disclosure,  issuers  must  assure that full  disclosure  follows promptly upon discovery.

               While  Regulation  FD does not  expressly  address  the duties of investment advisers, you should be aware of its requirements. You must always do the following:

               o    Prior to having any investment  related  discussion  with an issuer you must obtain consent from the CCO.

               o    If you receive  information  from an issuer in the  ordinary course of business  and have any concern that the issuer may not have  complied  with  Regulation  FD in  releasing  this information, please contact the CCO.

               o    Decline  any  opportunity  to  receive  material  non-public
                    information  based  upon  a   "confidentiality   agreement".
                    Regulation  FD  provides  for such  agreements  if the party receiving  the  information  does not make any trades in the
                    company's   securities   until  the   information  is  fully
                    disclosed.  As a matter of  policy,  AQR does not allow such agreements.  If  you  believe  that  such  an  agreement  is necessary in a particular situation, contact the CCO.

          6.   Trading Affiliated Managers Group Securities

               o    Because of our relationship with Affiliated  Managers Group,
                    Inc. ("AMG"), AQR has adopted special trading procedures for
                    AMG  securities.   AQR's   investment   management  team  is
                    prohibited from purchasing or selling AMG securities for AQR proprietary accounts and client accounts unless specifically approved by the CCO.

               o    AQR  Covered   Persons  are  prohibited   from  trading  AMG
                    securities  three  business  days  after AMG  issues a press release regarding quarterly or annual earnings (an "Earnings
                    Release")  (with  the  date of the  Earnings  Release  being counted as the first  business  day) and within 14  calendar days  prior to the final day of the  quarter  in which  such
                    Earnings Release will be made public.

               o    Covered  Persons are required to pre-clear  (as described in
                    Section  B  6  c  of  the  Code)  all  transactions  in  AMG
                    securities   (i.e.   fixed  income  and  equity)

          7.   Annual Certification

               On an annual  basis,  each employee is required to sign a Code of
               Ethics  Certification  (Appendix  1)  indicating  that he/she has read,  understands and will adhere to this policy. If an employee commences  employment less than 90 days prior to the year-end and
               the  Code  is  not  amended  in  the  same   period,   an  annual
               certification will not be required.

     D.   Section Glossary

          o    AQR's "Affiliated Mutual Funds" are:

               -    Frank Russell Investment Company/International Fund
               -    Frank Russell  Investment  Company/International  Securities
                    Fund
               -    Russell Investment Funds/ Non-U.S. Fund

          o    "Beneficial  Ownership"  of a Security  includes  any person who,
               directly  or  indirectly,  through  any  contract,   arrangement,
               understanding,  relationship,  or otherwise has or shares: voting power which  includes the power to vote,  or to direct the voting of, such Security;  and/or,  investment  power which includes the power to dispose, or to direct the disposition of, such Security.

          o    The "CCO" is Abdon Bolivar. May also include qualified designee.

          o    The term  "Commodity"  means and includes  wheat,  cotton,  rice, corn, oats,  barley,  rye, flaxseed,  grain sorghums,  millfeeds, butter,  eggs,  Irish  potatoes,  wool,  wool tops, fats and oils
               (including lard, tallow, cottonseed oil, peanut oil, soybean oil, and all  other  fats  and  oils),  cottonseed  meal,  cottonseed, peanuts, soybeans,  soybean meal, livestock,  livestock products, and frozen  concentrated  orange  juice,  and all other goods and articles,  except  onions as provided in Pub. L. 85- 839, and all services,  rights and  interests  in which  contracts  for future delivery are presently or in the future dealt in.

          o    "Confidentiality  of Inside  Information."  Employment at AQR may
               from  time  to  time  expose  employees  to  material  non-public information  regarding companies in which accounts managed by AQR
               ("Client Accounts") hold an investment. Such information is to be
               considered  as  strictly  confidential  by  all  employees,   and
               employees  shall  take  all  appropriate  steps to  preserve  the confidentiality  of  such  information.  For  example,  employees should  restrict access to files or computer  records  containing
               confidential   information,   should  never  leave   confidential
               documents in unattended rooms and should never copy  confidential documents for their personal use.

          o    "Covered  Account"  means accounts that hold or will hold Covered
               Securities that are Beneficial Owned by a Covered Person.

          o    "Covered  Person," means any employee,  officer,  or principal of
               AQR. The CCO has  discretion to exclude from this  definition any employee who would not be considered a Covered Person.

          o    "Covered   Security"   means  any  Security   except  (i)  direct
               obligations of the Government of the United States; (ii) bankers'
               acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term debt instruments,  including  repurchase agreements; (iii) shares issued by open-end registered investment companies (mutual funds);  and (iv) currency  futures,  commodity futures, currencies, currency forwards and derivatives thereof.

          o    "Employees"  The policies and procedures set forth in this policy apply  to  all  employees.  For  purposes  of  this  policy,  all references to employees  herein include  spouses,  family members and others living in their households,  business partners and any other person who might receive  material  information from any of such persons.

          o    The "General Counsel" is Bradley Asness.

          o    "Investment  Control"  means  the power to  exercise  controlling influence over the assets of an account.

          o    "Limited Offering or Private Placement" means an offering that is exempt from  registration  under the  Securities  Act of 1933.  A
               Limited  Offering  includes certain  co-operative  investments in real estate,  co-mingled investments vehicles such as hedge funds and investments in family-owned  businesses.  For the purposes of the Code, time-shares and cooperative  investments in real estate used as a primary or secondary residence are not considered to be
               Limited Offerings.

          o    "Members  of  Household"  shall  mean any person who lives in the
               Covered  Person's  residence  and shares  personal  assets  (e.g.
               spouse,  child,  stepchild,   grandchild,   parent,   stepparent,
               grandparent)

          o    "Material    Non-Public    Information."    Material   non-public
               information includes any information not publicly available that, if  disclosed  to the  public,  could be  expected  to affect the market  price for  company's  securities  or affect a  reasonable investor's  decision to invest.  There are several  categories of information that are particularly  market-sensitive and therefore clearly  qualify as  material.  Examples of material  information include: business combinations such as mergers or joint ventures;
               changes in financial results; changes in dividend policy; changes in  earnings  estimates;  significant  litigation  exposure;  new product or service  announcements;  plans for a recapitalization;
               repurchase  of  shares  or  other  reorganization;   and  similar
               matters.  This list is not  exclusive;  there are other  types of information, events or circumstances that may constitute material non-public information.

          o    "Narrow-Based  Security  Index"  means an  index--  that has 9 or
               fewer  component  securities;   in  which  a  component  security
               comprises more than 30 percent of the index's weighting; in which the five highest weighted  component  securities in the aggregate comprise  more than 60 percent of the  index's  weighting;  or in which the lowest weighted component securities comprising, in the aggregate,  25 percent of the index's weighting have an aggregate dollar  value  of  average  daily  trading  volume  of less  than
               $50,000,000 (or in the case of an index with 15 or more component securities,  $30,000,000),  except  that if there are two or more securities  with equal  weighting  that could be  included in the
               calculation   of  the  lowest   weighted   component   securities
               comprising,   in  the  aggregate,   25  percent  of  the  index's
               weighting, such securities shall be ranked from lowest to highest dollar  value  of  average  daily  trading  volume  and  shall be included in the calculation  based on their ranking starting with the lowest ranked security.

          o    "Security"  means  any  note,  stock,  treasury  stock,  security future, bond, debenture, evidence of indebtedness, certificate of
               interest  or  participation  in  any  profit-sharing   agreement,
               collateral-trust  certificate,  pre-organization  certificate  or
               subscription,    transferable   share,    investment    contract,
               voting-trust certificate,  certificate of deposit for a security, fractional  undivided  interest  in  oil,  gas or  other  mineral rights,  any put,  call,  straddle,  option,  or privilege on any security  (including  a  certificate  of deposit) or any group or index of securities  (including any interest  therein or based on the  value  thereof),  or any put,  call,  straddle,  option,  or privilege entered into on a national securities exchange relating to foreign currency,  or, in general,  any interest or instrument commonly known as a "security," or any certificate of interest or participation  in, temporary or interim  certificate for, receipt for,  guarantee  of,  or  warrant  or  right to  subscribe  to or purchase, any of the foregoing.

          o    "Security Held or to be Acquired" means (i) any Covered  Security which,  within the most  recent 15 calendar  days:  (1) is or has been held by the Fund or any client;  or (2) is being or has been considered  by the  Fund or AQR for  purchase  by the Fund or any client; and (ii) any option to purchase or sell, and any Security which is convertible into or exchangeable for, a Covered Security described above in (i).

          o    "Trading  by  Employees  on the  Basis  of  Inside  Information."
               Employees are strictly prohibited from trading on behalf of their personal  accounts  or any  Client  Account  on the  basis of any inside  information.  All employees are strictly  prohibited from trading for their  personal  accounts on the basis of information obtained as the result of their employment with AQR or disclosing such  information  to third  parties.  If you have any  questions regarding  a  specific  transaction  that you are  contemplating, please  contact the CCO who, if necessary will obtain advice from
               AQR's legal counsel regarding the transaction.

          o    "When  Information  Has Become  Public."  Inside  information  is generally not deemed to have become public until such information has been  publicized  through a press  release or other  official
               announcement   sufficient  to  provide  the  investing  public  a
               reasonable  opportunity  to evaluate the  information.  Employees should  assume  that all  information  obtained  in the course of their  employment is not public unless the  information  has been disclosed by means of a press release,  wire service,  newspaper, telecommunications network, proxy statement or prospectus or in a public  filing made with a  regulatory  agency,  or is  otherwise available  from  public  disclosure  services.  The issue of what constitutes a "reasonable  opportunity to value the  information"
               is a  question  of fact and  circumstances  that  will need to be determined on a case-by-case  basis. The CCO in consultation with legal  counsel  will  make  any  such  determination.  No  inside information  in the  possession  of any  employee  of AQR will be deemed to have become public prior to the CCO's determination.

                                   Appendix 1

                       AQR'S CODE OF ETHICS CERTIFICATION

I certify  that I have read AQR's  Code of Ethics and the Policy to Prevent  the
Misuse of  Non-Public  Information  therein and  understand  such  policies  and procedures, and agree to abide in all respects to their terms. I also understand that a  violation  of any firm  policy may  subject me to  disciplinary  action, including termination of employment.

Date:_________________________

_________________________
(Print name)

_________________________
(Signature)

                                   Appendix 2

                   INITIAL PERSONAL SECURITIES HOLDINGS REPORT

In accordance  with AQR's Code of Ethics,  please provide a list of all accounts that  have  Covered  Securities  in which  you or a  Member  of  Household  have
Beneficial  Interest.  This  includes  not only  securities  held by brokers and futures  commission  merchants (FCMs), but also securities held at home, in safe deposit boxes, or by an issuer.

---------------- ------------ ------------- ---------------
Name On Account  Name of      Account       Brokers Phone #
                 Broker       Number
---------------- ------------ ------------- ---------------
---------------- ------------ ------------- ---------------
---------------- ------------ ------------- ---------------

For each account, listed above, attach the most recent account statement listing securities  in that  account.  If you own  securities  that are not listed in an attached account statement,  list them below. (For each Private Placement please complete the Limited Offering and Private Placement Approval form):

    Name of Security     Quantity     Value     Principal Amount     Custodian

1. ____________________________________________________________________________

2. ____________________________________________________________________________

3. ____________________________________________________________________________

4. ____________________________________________________________________________

(Attach separate sheet if necessary)

     I certify that this form and the attached  statements  (if any)  constitute all of the Securities in my Covered Accounts and related accounts.

                                                    ________________________
                                                    Employee Signature

                                                    ________________________
                                                    Print Name
Date: _________________________

                                   Appendix 3

                          QUARTERLY TRANSACTION REPORT

Note:  This form must be completed  and  submitted  by each  employee to the CCO within 10 days after the end of each calendar quarter.

                  For the calendar quarter ended ____________.

The following  Covered  Security  Transactions  defined by the Code occurred but were not reported by duplicate confirmations or statements submitted to the CCO.

----------- -------- ----------- ---------- --------- ------------- -------------------
Trade Date  Buy/Sell   Quantity    Issuer     Price     Principal      Broker/Dealer
                                                         Amount
----------- -------- ----------- ---------- --------- ------------- -------------------
----------- -------- ----------- ---------- --------- ------------- -------------------
----------- -------- ----------- ---------- --------- ------------- -------------------
----------- -------- ----------- ---------- --------- ------------- -------------------

Name (printed) _______________________               Signature  ___________________________

Date  ___________________

                                   Appendix 4

                         ANNUAL PERSONAL HOLDINGS REPORT

(Note: This form must be completed and submitted by each employee to the CCO By
                          January 30th of each year.)

The broker/dealer and bank statements that I have directed to be sent to the CCO list  accurately,  as of a date no earlier  than  December  31st of the previous year,  each  Covered  Security  holding  in  which I had a  direct  or  indirect
Beneficial Ownership or which is otherwise reportable under the Code, except for the additions/changes noted below:

---------- -------- ---------------------- --------------
 Security   Amount   Broker/Dealer, Bank     Is this a
                       or Self Custody      change to a
                                           statement or
                                           an additional
                                             holding?
---------- -------- ---------------------- --------------
---------- -------- ---------------------- --------------
---------- -------- ---------------------- --------------
---------- -------- ---------------------- --------------
---------- -------- ---------------------- --------------
---------- -------- ---------------------- --------------
---------- -------- ---------------------- --------------
---------- -------- ---------------------- --------------
---------- -------- ---------------------- --------------

 Holdings as of   ________, 20___

Name (printed)______________________      Signature  ___________________________

Date  ___________________

                                   Appendix 5

                 LIMITED OFFERING AND PRIVATE PLACEMENT APPROVAL

Personal Information:
Name:____________________________________  Group:_______________________
Investment Information:
Date of initial investment:______________
Amount of investment: ______________       Percentage owned: ____________
Issuer (Company) Name:__________________________________________
Type of investment:______________________________________________________
Is there any relationship between the Company and AQR ________________________
Will you provide a service to this firm, other than a passive investment?____________
Name of Senior Officers of Company:____________________________________
                                   ____________________________________
How did you learn of the opportunity?____________________________________
Please attach supporting  documents (e.g. offering circular,  PPM,  subscription agreement...).

                                   Appendix 6

                                  Certification

To the best of my knowledge,

a)   all of the information listed above accurate;

b)   this  transaction  is not  potentially  harmful to any  client  portfolios, managed by AQR;

c)   none of the client  portfolios  managed  by AQR has a pending  order in the security listed above; an

d)   the requested transaction will not result in a misuse of inside information or in any conflict of interest or  impropriety  with regard to any accounts managed by AQR.

I will  notify  AQR if and when I learn of the  company  going  public or of any expected public offering by the company.

Signature_________________________________

DEPARTMENTAL USE
Date Received:___________________________
Date Approved/Disapproved:____________     Approved By:__________________